Exhibit 99.1

AgeX Therapeutics, Inc. Shares Commence Trading on the NYSE American

Company’s Common Stock Listed Under Symbol “AGE”

ALAMEDA, Calif.--(BUSINESS WIRE)--November 29, 2018--AgeX Therapeutics, Inc. (NYSE American: AGE), a biotechnology company focused on the development and commercialization of therapeutics targeting human aging, announced today that its common stock is now trading on the NYSE American exchange under the symbol “AGE.”

On November 28, 2018, AgeX’s former parent company, BioTime, Inc. (NYSE American: BTX) distributed approximately 12.7 million shares of AgeX common stock to BioTime shareholders in the ratio of one share of AgeX common stock for every 10 BioTime common shares owned. There are approximately 35.8 million shares of AgeX common stock outstanding of which approximately 1.7 million are held by BioTime and 16.4 million are held by Juvenescence Limited, a life science and biotech company developing therapies to increase healthy human longevity.

“The aging of our society presents both a challenge and an opportunity,” said Michael D. West, Ph.D., Founder and CEO of AgeX. “The challenge relates to the high prevalence of chronic degenerative diseases in late life that account for the majority of health care expenditures in the U.S. The opportunity offered by modern medical research is unprecedented in history and reflects our new-found potential to peer deeply into the molecular machinery of life and finally understand exactly why and how we age. Our mission at AgeX is to lead in the translation of these important discoveries into breakthrough therapies targeting some of the largest markets in aging and medicine.”

“We at Juvenescence are excited to be part of AgeX and to work closely with Dr. West and his colleagues to create the science and opportunities that will transform regenerative medicine for the benefit of mankind,” said Gregory Bailey, M.D., CEO of Juvenescence and the newly-appointed Chairman of the Board of Directors of AgeX.

Additional information about AgeX, its core technologies including its proprietary PureStem® and induced Tissue Regeneration (iTR™) platforms, and its products in development, is available at www.agexinc.com.

About AgeX

AgeX is a biotechnology company focused on the development of novel therapeutics for age-related degenerative disease. AgeX’s mission is to apply the proprietary technology platform related to telomerase-mediated cell immortality and regenerative biology to address a broad range of diseases of aging. The current preclinical development efforts include two cell-based therapies derived from telomerase-positive pluripotent stem cells and two product candidates derived from the company’s proprietary induced Tissue Regeneration (iTR™) technology. AGEX-BAT1 and AGEX-VASC1 are cell-based approaches in the preclinical stage of development comprised of young regenerative cells modified using AgeX’s UniverCyte™ technology facilitating immune tolerance, formulated in HyStem® matrix, designed to correct metabolic imbalances in aging and to restore vascular support in ischemic tissues respectively. AGEX-iTR1547 is a drug-based formulation in preclinical development intended to restore regenerative potential in a wide array of aged tissues afflicted with degenerative disease using the company’s proprietary iTR technology. Renelon™ is a first-generation iTR product designed to promote scarless tissue repair which AgeX plans to initially develop as a topically-administered device for commercial development through a 510(k) application. In addition to the product candidates in early development, AgeX, through its LifeMap subsidiary, currently markets genomic interpretation algorithms. AgeX also markets Cytiva® comprised of PSC-derived heart muscle cells used in screening drugs for efficacy and safety.

For more information, please visit www.agexinc.com or connect with the company on Twitter, Facebook and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. These risks and uncertainties, include, without limitation, that there was previously no public market for AgeX common stock and the public market created by the listing of AgeX common stock on the NYSE American may not be sustained. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s Information Statement filed as an exhibit to its Registration Statement on Form 10 with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

CONTACT:
Media Contact for AgeX:
Bill Douglass
Gotham Communications, LLC
bill@gothamcomm.com
(646) 504-0890
or
Mark Leonard
Next Level Agency, Inc.
mark@reachthenextlevel.com
(847) 651-9682